Exhibit 10.09

CONSULTING AGREEMENT

AGREEMENT, dated as of November 20, 2008 (the “Agreement”), by and between ENERGY TELECOM, INC., a Florida corporation (the “Company”), and JENNIFER C. CAUBLE, (the “Consultant”), of Saratoga, CA.

Background:

The Company is engaged in the business of creating, developing and exploiting its intellectual property, which encompasses, without limitation, personal audio and visual communication devices and systems, along with additional methods and means for other technologies.

The Consultant is an independent consultant specializing in product development, and strategic planning.

The Company desires to employ and retain the Consultant for the term specified herein to consult with Company on matters more particularly described below.

The Consultant desires to provide such services to the Company in such capacities, on and subject to the terms and conditions hereof.

NOW, THEREFORE, the parties hereto (the “Parties” and each a “Party”), intending to be legally bound, hereby agree as follows:

1. Engagement.

1.1 Engagement.  Subject to all of the terms and conditions hereof, the Company does hereby engage the Consultant and the Consultant does hereby accept the engagement.

1.2 Term.  This Agreement shall be in effect until the earlier of (i) one (1) year from the date of this Agreement, or (ii) the date that the Company’s industrial eyewear product is introduced for sale, and the first revenues from those sales are received by the Company, and (iii) shall automatically renew for additional two (2) year terms unless terminated by either party as set forth in Section 4 following.

1.3 Consultation.  Consultant shall advise and assist the Company with respect to (i) coordination of domestic and international wireless engineering as performed by partners to the Company, (ii) strategic and tactical planning for superior production of all wireless components for the product, (iii) new technology and product development, (iv) formulate and assemble relationships allowing for the introduction of a companion cell phone product, (v) discuss, formulate and assemble relationships allowing for the Company’s patent rights to be exploited in the recreational eyewear marketplace. Consultant will perform all of the consulting services and assume all of the duties and responsibilities associated with the consulting services, subject to the policies established by and under the direction of the officers and directors of the Company.  Consultant also agrees to perform such other services, and to assume such other duties and responsibilities as are consistent with the Consultant’s experience and as the officers and directors of the Company may assign to him from time to time during the term of this Agreement.  Consultant shall devote whatever time may be reasonably necessary to accomplish the tasks set forth in this Agreement.

1.4 Ownership by Company.  The Consultant acknowledges and agrees that all of his work product created, produced or conceived in connection with his association with the Company shall be deemed “work for hire” and shall be deemed to be owned exclusively by the Company.  The Consultant agrees to execute and deliver all documents required by the Company to document or perfect the Company’s proprietary rights in and to the Consultant’s work product.  In addition, Consultant agrees that the Company shall be entitled to reveal the Company’s relationship with the Consultant and utilize the Consultant’s name in connection with the Company’s promotional or business materials.

1.5 Independent Contractor.  Consultant shall, at all times during the term of this Agreement, be an independent contractor and not an employee of Company, until such time as the Consultant and the Company agree to conversion to employee.  The manner in which Consultant renders services to Company will be within Consultant’s control and discretion.

2. Base Compensation.

2.1      When traveling for the Company, or when meeting and working directly with the Company’s partners and suppliers at their facilities, the Consultant will be paid a daily rate of $500.00 per day, plus expenses, which will include lodging, three meals per day, transportation, and expenses directly related to the wireless consultation being provided.  The Consultant will confer with the Company as to lodging and other rates considered acceptable, and will supply all receipts at the end of each travel of direct-work occasions.

2.2 Additional Compensation in the Form of Company Stock.

2.2.1    As compensation for the Consulting services to be provided hereunder, on the date of execution of this Agreement, Consultant shall be granted 10,000 shares of the Company’s common stock.  If the Consultant voluntarily terminates the Agreement, or is terminated for cause prior to the expiration of the Initial Term, Consultant shall forfeit the number of shares equal to the product of 10,000 shares times a fraction, the numerator of which is the number of days that elapsed of the Initial Term prior to the date of termination and the denominator of which is 365.

2.2.2   Additionally, as compensation for the Consulting services to be provided under the terms of this Agreement, at one (1) year from the date of this Agreement, the Consultant shall be granted the option of purchasing 100,000 shares of the company’s common stock, at an exercise price of fifty percent (50%) of the fair market value of the price of the Company’ stock on the date of this Agreement.   In order to exercise this option, the Consultant must pay the full exercise price of the shares being purchased. Payment may be made either cash, or, by delivering shares of common stock already owned by the Consultant that have a fair market value equal to the applicable exercise price.

2.2.3   Additionally, at the time the Company’s industrial communication eyewear product is introduced for sale and revenue from that sale is received by the Company, the Consultant shall be granted the option of purchasing 100,000 shares of the company’s common stock, at an exercise price of fifty percent (50%) of the fair market value of the price of the Company’ stock on the date of this Agreement, assuming this Agreement:

(i) is still in effect in its first year, or;
(ii)has been automatically renewed as provide for in section 1.2 above, or;
(iii)the Consultant has not been terminated for cause as described in Section 4, or;
(iv)the Consultant has entered into an Employment Agreement as described in Section 5 Below.

2.2.4   Additionally, at one (1) year from the date of this Agreement, if the Company’s publicly traded stock reaches an average trading level of $1.00 for any ten calendar days prior to the one year date, the Consultant shall be granted the option of purchasing 300,000 shares of the company’s common stock, at an exercise price of fifty percent (50%) of the fair market value of the price of the Company’ stock on the date of this Agreement, assuming:

(i)      is still in effect in its first year, or;
(ii)     has been automatically renewed as provide for in section 1.2 above, or;
(iii)    the Consultant has not been terminated for cause as described in Section 4, or;
(iv)    the Consultant has entered into an Employment Agreement as described in Section 5 Below.

2.2.5   Additionally, anytime during the period of this Agreement, if the Company’s publicly traded stock reaches a average trading level of $2.00 for any ten calendar days prior to the date selected, the Consultant shall be granted the option of purchasing 300,000 shares of the company’s common stock, at an exercise price of than fifty percent (50%) of the fair market value of the price of the Company’ stock on the date of this Agreement, assuming:

(i)      is still in effect in its first year, or;
(ii)     has been automatically renewed as provide for in section 1.2 above, or;
(iii)    the Consultant has not been terminated for cause as described in Section 4, or;
(iv)    the Consultant has entered into an Employment Agreement as described in Section 5 Below.

2.2.6   The Company and the Consultant agree the publicly listed price of the Company’s common shares on the date of this Agreement is $0.25 per share.

2.2.7   The number of shares that the Consultant may purchase will be adjusted appropriately if the Company’s shares are multiplied or divided in number before their respective purchase date.

3. Proprietary Rights.

3.1 Confidentiality.  The Consultant recognizes and acknowledges that certain confidential business and technical information used by the Consultant in connection with his duties hereunder is a valuable and unique asset of the Company.  Consultant agrees that he shall at all times maintain the confidentiality of the proprietary information and trade secrets of the Company, and that he shall during the Restricted Period, refrain from disclosing any such information to the disadvantage of the Company.

3.2 Conflict of Interest.  The Consultant covenants and agrees that for so long as it is providing services under this Agreement, the Consultant shall not directly or indirectly, own, manage, control, operate, invest in or become principal of, employee of, director of, or consultant to, any business, entity or venture solely in the business of utilizing wireless technology for the transmission of information to and from any form of eyewear designed and constructed for immediate or eventual sale, or, a division of a business, which aside from other non-related activities of the parent company, is solely in the business of utilizing wireless technology for the transmission of information to and from any form of eyewear designed and constructed for immediate or eventual sale.

3.2.1 During the Restricted Period the Consultant shall not, directly or indirectly:

 (i)           solicit, in competition with the Company, any person who is a customer of any business conducted by the Company.  For purposes of this subsection, “in competition with the company” means soliciting a customer for products that directly compete with those of the Company being produced and/or marketed by the Company or products that Consultant is aware the Company intends to develop, produce and/or market; or

(ii)           in any manner whatsoever induce, or assist others to induce, any supplier of the Company to terminate its association with the Company or do anything, directly or indirectly, to interfere with the business relationship between the Company, and any of its respective current or perspective suppliers.

3.2.2 During the Restricted Period the Consultant shall not, directly or indirectly, solicit or induce any employee or Consultant of the Company to terminate his or her employment for any purpose, including without limitation, in order to enter into employment with any entity which competes with any business conducted by the Company

3.3 Company.  For purposes of this paragraph 3, “Company” shall mean the Company and its subsidiaries and affiliates, which are directly involved with the design, manufacture, or sale of communication eyewear.

3.4 Remedies.  It is expressly understood and agreed that the services to be rendered hereunder by the Consultant are special, unique, and of extraordinary character, and in the event of the breach by the Consultant of any of the terms and conditions of this Agreement on his part to be performed hereunder, or in the event of the breach or threatened breach by the Consultant of the terms and provisions of this Section 3 of this Agreement, then the Company shall be entitled, if it so elects, to institute and prosecute any proceedings in any court of competent jurisdiction, either in law or equity, for such relief as it deems appropriate, including without limiting the generality of the foregoing, any proceedings, to obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by the Consultant.

4. Termination.

4.1 Termination for Cause.  The Company may terminate the Consultant immediately for cause.  For purposes of this paragraph 4, the Consultant shall be considered terminated for “cause” if he is discharged by the Company on account of the occurrence of one or more of the following events:

(i) the Consultant becomes habitually addicted to drugs or alcohol;

(ii) the Consultant discloses confidential information in violation of subparagraph 3.1 or engages in competition in violation of subparagraph 3.2;

(iii) the Consultant is indicted of a felony crime (other than a felony resulting from a minor traffic violation);

(iv) the Consultant disregards his duties under this Agreement after (A) written notice has been given to the Consultant by the Company that it views the Consultant to be disregarding his duties under this Agreement, and (B) the Consultant has been given a period of ten (10) days after such notice to cure such misconduct.  No notice or cure period shall be required, however, if Consultant’s disregard of his duties has materially and adversely affected the Company; or

(v) egregious misconduct by the Consultant involving serious moral turpitude to the extent that, in the reasonable judgment of the Company, the Consultant’s credibility and reputation no longer conform to the standard of the Company’s representatives.

5. Conversion to Employee.

5.1 Notwithstanding anything contained herein to the contrary, at the discretion of the Company’s Board, this Agreement shall terminate and Consultant shall enter into an employment agreement with the Company whereby the Consultant shall no longer be an independent contractor to the Company, but instead, shall become an executive employee of the Company.  The terms of the employment relationship shall be established at the time of the conversion, at a minimum and without limitation, annual salary, executive benefits, stock options and performance bonuses and other terms and conditions as are typically found in executive employment agreements.

6. General.

6.1 No Brokers.  Each of the Parties represents and warrants to the other that it has not utilized the services of any finder, broker or agent.  Each of the Parties agrees to indemnify the other against any and all liabilities to any person, firm or corporation claiming any fee or commission of any kind on account of services rendered on behalf of such party in connection with the transactions contemplated by this Agreement.

6.2 Applicable Law.  This document shall, in all respects, be governed by the laws of the State of Florida excluding any conflicts of laws provisions.  The Parties acknowledge that substantially all of the negotiations relating to this Agreement were conducted in Florida, and that this Agreement has been executed by both Parties in Florida.  Any legal suit, action or proceeding against either Party arising out of or relating to this Agreement shall be instituted in a federal or state court in the State of Florida, and each Party waives any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding and each Party irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding

6.3 Survival.  The Parties agree that the covenants contained in Section 3 hereof shall survive any termination of employment by the Consultant and any termination of this Agreement.  In addition, the Parties agree that any compensation or right that shall have accrued to the Consultant as of the date of any termination of employment or termination hereof shall survive any such termination and shall be paid when due to the extent accrued on the date of such termination.

6.4 Assignability.  All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the Parties and their respective heirs, personal representatives, successors and assigns.  The obligations of the Consultant may not be delegated, however, and the Consultant may not, without the Company’s written consent thereto, assign, transfer, convey, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any interest therein.  Any such attempted delegation or disposition shall be null and void and without effect.  The Company and the Consultant agree that this Agreement and all of the Company’s rights and obligations hereunder may be assigned or transferred by the Company to and may be assumed by and become binding upon and may inure to the benefit of any affiliate of or successor to the Company.  The term “successor” shall mean, with respect to the Company or any of its subsidiaries, and any other corporation or other business entity which, by merger, consolidation, purchase of the assets, or otherwise, acquires all or a material part of the assets of the Company.  Any assignment by the Company of its rights and obligations hereunder to any affiliate of or successor shall not be considered a termination of employment for purposes of this Agreement.

6.5 Notices.  Any and all notices required or desired to be given hereunder by either Party shall be in writing and shall be validly given or made to the other if delivered either personally, by telex, facsimile transmission, same day delivery Service, overnight expedited delivery service, or if deposited in the United States Mail, certified or registered, postage prepaid, return receipt requested.  If notice is served personally, notice shall be deemed effective upon receipt.  If notice is served by telex or by facsimile transmission, notice shall be deemed effective upon transmission, provided that such notice is confirmed in writing by the sender within one day after transmission.  If notice is served by same day delivery service or overnight expedited delivery service, notice shall be deemed effective three days after it is sent.  In all instances, notice shall be sent to the Parties at the following addresses:

If to the Company:

Thomas M. Rickards, President
Energy Telecom, Inc.
1602 Alton Rd., #12
Miami Beach, FL 33139

With a copy to:

Attention:  Mr. Ronny J. Halperin
Ronny Halperin, P.A.
17961 Biscayne Blvd., Suite B-1
Aventura, FL 33160

If to the Consultant:

Ms. Jennifer C. Cauble
____________________

____________________

Either Party may change its address for the purpose of receiving notices by a written notice given to the other Party.

6.6 Modifications or Amendments.  No amendment, change or modification of this document shall be valid unless in writing and signed by each of the Parties.

6.7 Waiver.  No reliance upon or waiver of one or more provisions of this Agreement shall constitute a waiver of any other provisions hereof.

6.8 Severability.  If any provision of this Agreement as applied to either Party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement.  If any court construes any of the provisions to be unreasonable because of the duration of such provision or the geographic or other scope thereof, such court may reduce the duration or restrict the geographic or other scope of such provision and enforce such provision as so reduced or restricted.

6.9 Separate Counterparts.  This document may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original.  Such counterparts shall, together, constitute and shall be one and the same instrument.

6.10 Headings.  The captions appearing at the commencement of the sections hereof are descriptive only and are for convenience of reference.  Should there be any conflict between any such caption and the section at the head of which it appears, the substantive provisions of such section and not such caption shall control and govern in the construction of this document.

6.11 Specific Performance.  It is agreed that the rights granted to the Parties hereunder are of a special and unique kind and character and that, if there is a breach by either Party of any material provision of this document, the other Party would not have any adequate remedy at law.  It is expressly agreed, therefore, that the rights of the Parties may be enforced by an action for specific performance and other equitable relief.

6.12 Further Assurances.  Each of the Parties shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out their intentions as set forth herein.

6.13 Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter of this Agreement, and any and all prior agreements, understandings or representations are hereby terminated and canceled in their entirety.

6.14 Neutral Construction.  Neither Party may rely on any drafts of this Agreement in any interpretation of the Agreement.  Each Party to this Agreement has reviewed this Agreement and has participated in its drafting.  Consultant has been given the opportunity to consult with legal counsel of this choice.  Accordingly, neither Party shall attempt to invoke the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party in any interpretation of this Agreement.

6.15 Attorneys’ Fees.  In the event that either Party hereto commences litigation against the other to enforce such party’s rights hereunder, the prevailing party shall be entitled to recover all costs, expenses and fees, including reasonable attorneys’ fees (including in-house counsel), paralegals’, fees, and legal assistants’ fees through all appeals.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

ENERGY TELECOM, INC.

By:	/s/ Thomas M. Rickards
Thomas M. Rickards, President

CONSULTANT:

By:	/s/ Jennifer C. Cauble
Jennifer C. Cauble